SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) January 2, 2003
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                            Hydron Technologies, Inc.
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             (Exact name of registrant as specified in its charter)


          New York                      0-6333                  13-1574215
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(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              file number)         Identification number)


      2201 West Sample Road, Building 9, Suite 7B, Pompano Beach, FL 33073
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          (Address of principal executive offices, including zip code)


        Registrant's telephone number, including area code (954) 861 6400


                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 5.  Other Events
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         Hydron Technologies, Inc. completed a non-brokered private placement of
         1,750,000 Units at $.20 per Unit ($350,000), on December 10 to several accredited investors including its chairman, Richard Banakus. Each Unit is comprised of one share of common stock and one three-year option to buy one additional common share at $.20. Following completion of the offering, Mr. Banakus owned 1,590,000 shares of the 7,050,136 outstanding shares of common stock of the Company (approximately 22.6% of the total outstanding shares) and had the right to acquire an additional 1,373,500 shares, including 1,250,000 shares subject to the option included in the units, bringing Mr. Banakus' total beneficial ownership of shares to 2,963,500 shares (approximately 34.0%).

         The proceeds of the placement will be added to the Company's working capital and enable Hydron Technologies to maintain its catalog business, while supporting basic development of Hydron's patent pending skin and tissue oxygenation technology and associated intellectual property.

                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


HYDRON TECHNOLOGIES, INC.



                                       /s/ WILLIAM A. FAGOT
                                       -----------------------
                                       William A. Fagot
                                       Chief Financial Officer



Dated: January 2, 2003

                                  Exhibit Index


Exhibit No.       Description
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99(i)             Press Release dated December 10, 2002

99(ii)            Specimen of Subscription Agreement and Investment Letter